Calculation of Filing Fee Tables
N-2
RoboStrategy, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	Other	505,379		$ 14,908,680.50	0.0001381	$ 2,058.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,908,680.50		$ 2,058.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 2,058.89
Offering Note
[1]	The Registrant is relying upon Rule 457(c) under the Securities Act of 1933 ("Securities Act") to calculate the registration fee. The maximum aggregate offering price is estimated solely for purposes of determining the registration fee based on the average of the high and low sales prices of the shares of Common Shares, as reported by Nasdaq on August 18, 2026, in accordance with Rule 457(c) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common Shares		$ 96,559,680.00	N-2	333-291400	05/05/2026
2	Equity	Common Shares	3,839,233	$ 143,971,237.50	N-2	333-297289	08/06/2026
Prospectus Note
[1]	Pursuant to Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which relates to (i) the Registration Statement (File No. 333-291400), dated April 30, 2026, previously filed by RoboStrategy, Inc. (the "Registrant") on Form N-2 (the "April 2026 Registration Statement"), (ii) the Registration Statement (File No. 333-297289), previously filed by the Registrant on Form N-2 (the "July 2026 Registration Statement," and together with the April 2026 Registration Statement, the "Prior Registration Statements"), (iii) the registration by the Registrant of additional securities as set forth in this registration statement (the "Registration Statement"). This Registration Statement also constitutes a Post-Effective Amendment to each Prior Registration Statement, and such Post-Effective Amendments shall become effective concurrently with the effectiveness of this Registration Statement. Pursuant to the Prior Registration Statements, a total of 23,495,201 shares of common stock were previously registered. This Registration Statement registers an additional 505,379 shares of common stock, resulting in a total of 24,000,580 in registered shares of common stock.

[2]	See Prospectus Note 1.